Exhibit 99.1

EVERTEC REPORTS SECOND QUARTER 2021 RESULTS
INCREASES ANNUAL GUIDANCE

SAN JUAN, PUERTO RICO - August 3, 2021 - EVERTEC, Inc. (NYSE: EVTC) (“Evertec” or the “Company”) today announced results for the second quarter ended June 30, 2021.

Second Quarter 2021 Highlights

•Revenue increased 26% to $149.1 million
•GAAP Net Income attributable to common shareholders was $49.2 million or $0.68 per diluted share
•Adjusted EBITDA increased 60% to $80.3 million
•Adjusted earnings per common share was $0.78, an increase of 105%
•Share repurchases totaled $10.1 million

Six-Month Year-to-Date 2021 Highlights

•Revenue increased 20% to $288.7 million
•GAAP Net Income attributable to common shareholders was $84.7 million or $1.16 per diluted share
•Adjusted EBITDA increased 40% to $149.2 million
•Adjusted earnings per common share was $1.40, an increase of 67%
•Share repurchases totaled $24.4 million

Mac Schuessler, President and Chief Executive Officer stated, “We delivered strong second quarter results as we continue to benefit from improving consumer demand in Puerto Rico and our recent new business implementations in Latin America. Looking to the second half of 2021, we are raising our full year guidance."

Second Quarter 2021 Results

Revenue. Total revenue for the quarter ended June 30, 2021 was $149.1 million, an increase of 26% compared with $117.9 million in the prior year quarter. The revenue increase in the second quarter was primarily driven by transactional revenue growth in Puerto Rico reflecting increased consumer demand, coupled with increased revenue from the Company's digital solutions, such as ATH Movil and ATH Movil Business. Latin America reflected double-digit growth driven mainly by recent new business implementations. Prior year revenue was negatively impacted by COVID-19 related stay-at-home orders across all the regions in which the Company operates.

Net Income attributable to common shareholders. For the quarter ended June 30, 2021, GAAP Net Income attributable to common shareholders was $49.2 million, or $0.68 per diluted share, an increase of $33.7 million or $0.47 per diluted share as compared to the prior year.

Adjusted EBITDA. For the quarter ended June 30, 2021, Adjusted EBITDA was $80.3 million, an increase of 60% compared to the prior year. Adjusted EBITDA margin (Adjusted EBITDA as a percentage of total revenues) was 53.8%, an increase of approximately 1,120 basis points from the prior year. The year over year increase in margin primarily reflects the benefit of higher payment revenues in both Puerto Rico and Latin America.

Adjusted Net Income. For the quarter ended June 30, 2021, Adjusted Net Income was $57.1 million, an increase of 106% compared with $27.8 million in the prior year. Adjusted earnings per common share was $0.78, increase of 105% compared to $0.38 in the prior year.

Share Repurchase

During the three months ended June 30, 2021, the Company repurchased a total of 231 thousand shares of its common stock at an average price of $43.75 per share for a total of $10.1 million. Year-to-date the Company repurchased 614 thousand shares of its common stock at an average price of $39.70 for a total of $24.4 million. As of June 30, 2021, a total of approximately $76 million remained available for future use under the Company’s share repurchase program.

2021 Outlook

The Company is increasing its financial outlook for 2021 as follows:

•Total consolidated revenue is now anticipated between $570 million and $579 million representing growth of 12% to 13%, compared with $543 million to $552 million previously estimated
•Adjusted earnings per common share between $2.56 to $2.66 representing a growth range of 24% to 28% from $2.07 in 2020, compared with $2.25 to $2.32 previously estimated
•Capital expenditures are now anticipated to be approximately $60 million
•Effective tax rate of approximately 13% to 14%.

Earnings Conference Call and Audio Webcast

The Company will host a conference call to discuss its second quarter 2021 financial results today at 4:30 p.m. ET. Hosting the call will be Mac Schuessler, President and Chief Executive Officer, and Joaquin Castrillo, Chief Financial Officer. The conference call can be accessed live over the phone by dialing (888) 338-7153 or for international callers by dialing (412) 317-5117. A replay will be available one hour after the end of the conference call and can be accessed by dialing (877) 344-7529 or (412) 317-0088 for international callers; the pin number is 10158361. The replay will be available through Tuesday, August 10, 2021. The call will be webcast live from the Company’s website at www.evertecinc.com under the Investor Relations section or directly at http://ir.evertecinc.com. A supplemental slide presentation that accompanies this call and webcast can be found on the investor relations website at ir.evertecinc.com and will remain available after the call.

About Evertec

EVERTEC, Inc. (NYSE: EVTC) is a leading full-service transaction processing business in Puerto Rico, the Caribbean and Latin America, providing a broad range of merchant acquiring, payment services and business process management services. Evertec owns and operates the ATH® network, one of the leading personal identification number (“PIN”) debit networks in Latin America. In addition, the Company manages a system of electronic payment networks and offers a comprehensive suite of services for core banking, cash processing and fulfillment in Puerto Rico, that process approximately three billion transactions annually. The Company also offers technology outsourcing in all the regions it serves. Based in Puerto Rico, the Company operates in 26 Latin American countries and serves a diversified customer base of leading financial institutions, merchants, corporations and government agencies with “mission-critical” technology solutions. For more information, visit www.evertecinc.com.

Use of Non-GAAP Financial Information

The non-GAAP measures referenced in this release material are supplemental measures of the Company’s performance and are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). They are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to total revenue, net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities, as indicators of operating performance or as measures of the Company’s liquidity. In addition to GAAP measures, management uses these non-GAAP measures to focus on the factors the Company believes are pertinent to the daily management of the Company’s operations and believes that they are also frequently used by analysts, investors and other interested parties to evaluate companies in the industry. Reconciliations of the non-GAAP measures to the most directly comparable GAAP measure are included in the schedules to this release. These non-GAAP measures include EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share and are defined below.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For this reason, Adjusted EBITDA, as it relates to the Company's segments, is presented in conformity with Accounting Standards Codification 280, Segment Reporting, and is excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission's Regulation G and Item 10(e) of Regulation S-K. The Company's presentation of Adjusted EBITDA is substantially consistent with the equivalent measurements that are contained in the secured credit facilities in testing EVERTEC Group’s compliance with covenants therein such as the secured leverage ratio.

Adjusted Net Income is defined as net income adjusted to exclude unusual items and other adjustments.

Adjusted Earnings per common share is defined as Adjusted Net Income divided by diluted shares outstanding.

The Company uses Adjusted Net Income to measure the Company's overall profitability because the Company believes it better reflects the comparable operating performance by excluding the impact of the non-cash amortization and depreciation that was created as a result of merger and acquisition activity. In addition, in evaluating EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share, you should be aware that in the future the Company may incur expenses such as those excluded in calculating them. Further, the Company's presentation of these measures should not be construed as an inference that the Company's future operating results will not be affected by unusual or nonrecurring items.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of EVERTEC to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by, or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” and “plans” and similar expressions of future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: the Company’s reliance on its relationship with Popular, Inc. ("Popular") for a significant portion of revenue pursuant to the Master Services Agreement (MSA) with Popular and to grow the Company's merchant acquiring business; as a regulated institution, the likelihood the Company will be required to obtain regulatory approval before engaging in certain new activities or businesses, whether organically or by acquisition, and the Company’s potential inability to obtain such approval on a timely basis or at all, which may make transactions more expensive or impossible to complete, or make the Company less attractive to potential sellers; the Company's ability to renew its client contracts on terms favorable to the Company, including the Company's contract with Popular, and any significant concessions the Company may have to grant to Popular with respect to pricing or other key terms in anticipation of the negotiation of the extension of the MSA, both in respect of the current term and any extension of the MSA; dependence on the Company's processing systems, technology infrastructure, security systems and fraudulent payment detection systems, as well as on the Company’s personnel and certain third parties with whom the Company does business and the risks to the Company's business if systems are hacked or otherwise compromised; our ability to develop, install and adopt new software, technology and computing systems; a decreased client base due to consolidations in the financial-services industry; the credit risk of the Company’s merchant clients, for which the Company may also be liable; the continuing market position of the ATH® network; a reduction in consumer confidence, whether as a result of a global economic downturn or otherwise, which leads to a decrease in consumer spending; the Company’s dependence on credit card associations, including any adverse changes in credit card association or network rules or fees; changes in the regulatory environment and changes in international, legal, tax, political, administrative or economic conditions; the geographical concentration of the Company’s business in Puerto Rico and its instrumentalities, which are facing severe political and fiscal challenges; additional adverse changes in the general economic conditions in Puerto Rico, whether as a result of the government’s debt crisis or otherwise, including the continued migration of Puerto Ricans to the U.S. mainland, which could negatively affect our customer base, general consumer spending, our cost of operations and our ability to hire and retain qualified employees; operating an international business in Latin America and the Caribbean, in jurisdictions with potential political and economic instability; the Company’s ability to execute its geographic expansion and acquisition strategies, including challenges in successfully acquiring new businesses and integrating and growing acquired businesses; the Company’s ability to protect the Company’s intellectual property rights against infringement and to defend the Company against claims of infringement brought by third parties; the Company’s ability to comply with U.S. federal, state, local and foreign regulatory requirements; evolving industry standards and adverse changes in global economic, political and other conditions; the Company’s level of indebtedness and restrictions contained in the Company’s debt agreements, including the senior secured credit facilities, as well as debt that could be incurred in the future; the Company’s ability to prevent a cybersecurity attack or breach in the Company’s information security; the possibility that the Company could lose its preferential tax rate in Puerto Rico; the possibility of future catastrophic hurricanes, earthquakes and other potential natural disasters affecting our main markets in Latin America and the Caribbean; uncertainty related to the effect of the discontinuation of the London Interbank Offered Rate at the end of 2021; the nature, timing and amount of any restatement; and the continued impact of COVID-19 pandemic and measures taken in response to the outbreak, on our resources, net income and liquidity due to current and future disruptions in operations as well as the macroeconomic instability caused by the pandemic.
Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings “Forward-Looking Statements” and “Risk Factors” in the reports the Company files with the SEC from time to time, in connection with considering any forward-looking statements that may be made by the Company and its businesses generally. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless the Company is required to do so by law.

Investor Contact
(787) 773-5442
IR@evertecinc.com

EVERTEC, Inc.
Schedule 1: Unaudited Condensed Consolidated Statements of Income and Comprehensive Income

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
(Dollar amounts in thousands, except share data)
Revenues	$149,148	$117,937	$288,676	$239,879

Operating costs and expenses
Cost of revenues, exclusive of depreciation and amortization	59,381	56,979	119,185	111,046
Selling, general and administrative expenses	16,752	17,529	32,854	34,846
Depreciation and amortization	18,723	17,839	37,346	35,634
Total operating costs and expenses	94,856	92,347	189,385	181,526
Income from operations	54,292	25,590	99,291	58,353
Non-operating income (expenses)
Interest income	450	373	839	736
Interest expense	(5,658)	(6,183)	(11,564)	(12,962)
Earnings of equity method investment	394	193	896	531
Other income, net	2,245	172	2,573	280
Total non-operating expenses	(2,569)	(5,445)	(7,256)	(11,415)
Income before income taxes	51,723	20,145	92,035	46,938
Income tax expense	2,632	4,520	7,340	9,038
Net income	49,091	15,625	84,695	37,900
Less: Net (loss) income attributable to non-controlling interest	(106)	141	(5)	205
Net income attributable to EVERTEC, Inc.’s common stockholders	49,197	15,484	84,700	37,695
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments	1,732	1,067	(881)	(7,238)
Unrealized gain on change in fair value of debt securities available-for-sale	89	—	89	—
Gain (loss) on cash flow hedges	1,088	(678)	5,277	(12,537)
Total comprehensive income attributable to EVERTEC, Inc.’s common stockholders	$52,106	$15,873	$89,185	$17,920
Net income per common share:
Basic	$0.68	$0.22	$1.17	$0.52
Diluted	$0.68	$0.21	$1.16	$0.52
Shares used in computing net income per common share:
Basic	72,127,847	71,864,499	72,139,125	71,938,574
Diluted	72,831,366	72,774,365	72,716,950	73,019,219

EVERTEC, Inc.
Schedule 2: Unaudited Condensed Consolidated Balance Sheets

(In thousands)	June 30, 2021	December 31, 2020
Assets
Current Assets:
Cash and cash equivalents	$199,891	$202,649
Restricted cash	19,411	18,456
Accounts receivable, net	93,878	95,727
Prepaid expenses and other assets	42,360	42,214
Total current assets	355,540	359,046
Debt securities available-for-sale, at fair value	3,059	—
Investment in equity investee	13,398	12,835
Property and equipment, net	41,240	43,538
Operating lease right-of-use asset	24,326	27,538
Goodwill	396,603	397,670
Other intangible assets, net	224,685	219,909
Deferred tax asset	5,577	5,730
Net investment in leases	207	301
Other long-term assets	6,149	6,012
Total assets	$1,070,784	$1,072,579
Liabilities and stockholders’ equity
Current Liabilities:
Accrued liabilities	$59,749	$58,033
Accounts payable	27,818	43,348
Contract liability	23,769	24,958
Income tax payable	3,125	6,573
Current portion of long-term debt	16,999	14,250
Operating lease payable	5,445	5,830
Total current liabilities	136,905	152,992
Long-term debt	454,085	481,041
Deferred tax liability	2,018	2,748
Contract liability - long term	30,693	31,336
Operating lease liability - long-term	19,581	22,402
Derivative liability	19,768	25,578
Other long-term liabilities	9,690	14,053
Total liabilities	672,740	730,150
Stockholders’ equity
Preferred stock, par value $0.01; 2,000,000 shares authorized; none issued	—	—
Common stock, par value $0.01; 206,000,000 shares authorized; 71,969,856 shares issued and outstanding as of June 30, 2021 (December 31, 2020 - 72,137,678)	719	721
Additional paid-in capital	—	5,340
Accumulated earnings	436,817	379,934
Accumulated other comprehensive loss, net of tax	(43,769)	(48,254)
Total EVERTEC, Inc. stockholders’ equity	393,767	337,741
Non-controlling interest	4,277	4,688
Total equity	398,044	342,429
Total liabilities and equity	$1,070,784	$1,072,579

EVERTEC, Inc.
Schedule 3: Unaudited Condensed Consolidated Statements of Cash Flows

	Six months ended June 30,
	2021	2020
Cash flows from operating activities
Net income	$84,695	$37,900
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	37,346	35,634
Amortization of debt issue costs and accretion of discount	991	1,074
Operating lease amortization	2,938	2,890
Provision for expected credit losses and sundry losses	85	922
Deferred tax benefit	(947)	(1,214)
Share-based compensation	7,235	7,122
Gain from sale of assets	(778)	—
Loss on disposition of property and equipment and impairment of intangible	1,106	193
Earnings of equity method investment	(896)	(531)
Dividend received from equity method investment	1,183	—
Decrease (increase) in assets:
Accounts receivable, net	(48)	14,387
Prepaid expenses and other assets	1,407	(4,102)
Other long-term assets	(14)	1,141
(Decrease) increase in liabilities:
Accrued liabilities and accounts payable	(10,899)	(13,653)
Income tax payable	(3,398)	4,988
Contract liability	(1,664)	2,817
Operating lease liabilities	(3,438)	(3,281)
Other long-term liabilities	(2,875)	965
Total adjustments	27,334	49,352
Net cash provided by operating activities	112,029	87,252
Cash flows from investing activities
Additions to software	(21,317)	(11,833)
Acquisition of customer relationship	(14,750)	—
Property and equipment acquired	(8,803)	(6,614)
Proceeds from sales of property and equipment	802	—
Acquisition of available-for-sale debt securities	(2,968)	—
Net cash used in investing activities	(47,036)	(18,447)
Cash flows from financing activities
Statutory withholding taxes paid on share-based compensation	(8,793)	(2,777)
Net borrowings under Revolving Facility	—	15,000
Repayment of short-term borrowings for purchase of equipment and software	(1,556)	(1,553)
Dividends paid	(7,213)	(7,193)
Repurchase of common stock	(24,388)	(7,300)
Repayment of long-term debt	(24,919)	(24,123)
Net cash used in financing activities	(66,869)	(27,946)
Effect of foreign exchange rate on cash, cash equivalents and restricted cash	73	(2,890)
Net (decrease) increase in cash, cash equivalents and restricted cash	(1,803)	37,969
Cash, cash equivalents and restricted cash at beginning of the period	221,105	131,121
Cash, cash equivalents and restricted cash at end of the period	$219,302	$169,090
Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$199,891	$146,920
Restricted cash	19,411	22,170
Cash, cash equivalents and restricted cash	$219,302	$169,090

EVERTEC, Inc.
Schedule 4: Unaudited Segment Information

	Three months ended June 30, 2021
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$38,589	$25,835	$38,335	$60,693	$(14,304)	$149,148
Operating costs and expenses	19,361	20,965	19,374	36,175	(1,019)	94,856
Depreciation and amortization	3,882	2,952	967	4,600	6,322	18,723
Non-operating income (expenses)	230	2,396	323	1,390	(1,700)	2,639
EBITDA	23,340	10,218	20,251	30,508	(8,663)	75,654
Compensation and benefits (2)	280	757	295	760	2,191	4,283
Transaction, refinancing and other fees (3)	—	—	—	(647)	971	324
Adjusted EBITDA	$23,620	$10,975	$20,546	$30,621	$(5,501)	$80,261

(1)Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment revenue eliminations predominantly reflect the $10.7 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring, intercompany software developments and transaction processing of $1.9 million from Payment Services - Latin America to both Payment Services - Puerto Rico & Caribbean and Business Solutions, and transaction processing and monitoring fees of $1.7 million from Payment Services - Puerto Rico & Caribbean to Payment Services - Latin America.
(2)Primarily represents share-based compensation and severance payments.
(3)Primarily represents fees and expenses associated with corporate transactions as defined in the 2018 Credit Agreement, the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A, net of dividends received, a software impairment charge and a gain from sale of assets.

	Three months ended June 30, 2020
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$27,461	$19,797	$24,764	$55,495	$(9,580)	$117,937
Operating costs and expenses	17,453	17,947	12,230	37,008	7,709	92,347
Depreciation and amortization	3,193	2,815	455	4,381	6,995	17,839
Non-operating income (expenses)	(178)	584	158	684	(883)	365
EBITDA	13,023	5,249	13,147	23,552	(11,177)	43,794
Compensation and benefits (2)	253	835	235	472	1,956	3,751
Transaction, refinancing and other fees (3)	—	—	—	—	2,656	2,656
Adjusted EBITDA	$13,276	$6,084	$13,382	$24,024	$(6,565)	$50,201

(1)Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment revenue eliminations predominantly reflect the $7.3 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring and intercompany software developments and transaction processing of $2.3 million from Payment Services - Latin America to Payment Services - Puerto Rico & Caribbean.
(2)Primarily represents share-based compensation and severance payments.
(3)Primarily represents fees and expenses associated with corporate transactions as defined in the 2018 Credit Agreement and the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A.

EVERTEC, Inc.
Schedule 4: Unaudited Segment Information

	Six months ended June 30, 2021
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$74,853	$50,849	$69,202	$121,304	$(27,532)	$288,676
Operating costs and expenses	39,850	40,811	35,840	72,864	20	189,385
Depreciation and amortization	7,824	5,886	1,621	9,394	12,621	37,346
Non-operating income (expenses)	415	3,504	554	1,943	(2,947)	3,469
EBITDA	43,242	19,428	35,537	59,777	(17,878)	140,106
Compensation and benefits (2)	521	1,566	526	1,123	4,051	7,787
Transaction, refinancing and other fees (3)	660	—	—	(647)	1,244	1,257
Adjusted EBITDA	$44,423	$20,994	$36,063	$60,253	$(12,583)	$149,150

(1)Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment revenue eliminations predominantly reflect the $20.4 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring and intercompany software developments and transaction processing of $4.2 million from Payment Services - Latin America to both Payment Services - Puerto Rico & Caribbean and Business Solutions, and transaction processing and monitoring fees of $2.9 million from Payment Services - Puerto Rico & Caribbean to Payment Services - Latin America.
(2)Primarily represents share-based compensation and severance payments.
(3)Primarily represents fees and expenses associated with corporate transactions as defined in the 2018 Credit Agreement, the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A., net of dividends received, a software impairment charge and a gain from sale of assets.

	Six months ended June 30, 2020
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$57,348	$41,437	$49,885	$111,438	$(20,229)	$239,879
Operating costs and expenses	34,859	35,598	26,936	70,625	13,508	181,526
Depreciation and amortization	6,442	5,572	954	8,677	13,989	35,634
Non-operating income (expenses)	(65)	1,338	312	1,071	(1,845)	811
EBITDA	28,866	12,749	24,215	50,561	(21,593)	94,798
Compensation and benefits (2)	484	1,577	451	908	3,831	7,251
Transaction, refinancing and other fees (3)	—	—	—	—	4,442	4,442
Adjusted EBITDA	$29,350	$14,326	$24,666	$51,469	$(13,320)	$106,491

(1)Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment revenue eliminations predominantly reflect the $16.3 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring and intercompany software developments and transaction processing of $3.9 million from Payment Services - Latin America to Payment Services - Puerto Rico & Caribbean.
(2)Primarily represents share-based compensation and severance payments.
(3)Primarily represents fees and expenses associated with corporate transactions as defined in the 2018 Credit Agreement and the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A.

EVERTEC, Inc.
Schedule 5: Reconciliation of GAAP to Non-GAAP Operating Results

	Three months ended June 30,		Six months ended June 30,
(Dollar amounts in thousands, except share data)	2021	2020	2021	2020
Net income	$49,091	$15,625	$84,695	$37,900
Income tax expense	2,632	4,520	7,340	9,038
Interest expense, net	5,208	5,810	10,725	12,226
Depreciation and amortization	18,723	17,839	37,346	35,634
EBITDA	75,654	43,794	140,106	94,798
Equity income (1)	923	(193)	421	(531)
Compensation and benefits (2)	4,283	3,751	7,787	7,251
Transaction, refinancing and other fees (3)	(599)	2,849	836	4,973
Adjusted EBITDA	80,261	50,201	149,150	106,491
Operating depreciation and amortization (4)	(10,724)	(9,578)	(21,606)	(19,055)
Cash interest expense, net (5)	(4,944)	(5,606)	(10,020)	(11,616)
Income tax expense (6)	(7,535)	(7,079)	(15,291)	(14,257)
Non-controlling interest (7)	71	(165)	(72)	(257)
Adjusted net income	$57,129	$27,773	$102,161	$61,306
Net income per common share (GAAP):
Diluted	$0.68	$0.21	$1.16	$0.52
Adjusted Earnings per common share (Non-GAAP):
Diluted	$0.78	$0.38	$1.40	$0.84
Shares used in computing adjusted earnings per common share:
Diluted	72,831,366	72,774,365	72,716,950	73,019,219

1.Represents the elimination of dividends received net of non-cash equity earnings from our 19.99% equity investment in Dominican Republic, Consorcio de Tarjetas Dominicanas S.A. ("CONTADO").
2.Primarily represents share-based compensation and severance payments.
3.Represents fees and expenses associated with corporate transactions as defined in the 2018 Credit Agreement, recorded as part of selling, general and administrative expenses, a software impairment charge and a gain from sale of assets.
4.Represents operating depreciation and amortization expense, which excludes amounts generated as a result of merger and acquisition activity.
5.Represents interest expense, less interest income, as they appear on our consolidated statements of income and comprehensive income, adjusted to exclude non-cash amortization of the debt issue costs, premium and accretion of discount.
6.Represents income tax expense calculated on adjusted pre-tax income using the applicable GAAP tax rate, adjusted for certain discrete items.
7.Represents the 35% non-controlling equity interest in Evertec Colombia, net of amortization for intangibles created as part of the purchase.

EVERTEC, Inc.
Schedule 6: Outlook Summary and Reconciliation to Non-GAAP Adjusted Earnings per Share

	2021 Outlook			2020
(Dollar amounts in millions, except per share data)	Low		High
Revenues	$570	to	$579	$511
Earnings per Share (EPS) (GAAP)	$2.01	to	$2.11	$1.43
Per share adjustment to reconcile GAAP EPS to Non-GAAP Adjusted EPS:
Share-based comp, non-cash equity earnings and other (1)	0.21		0.21	0.29
Merger and acquisition related depreciation and amortization (2)	0.42		0.42	0.45
Non-cash interest expense (3)	0.02		0.02	0.01
Tax effect of Non-GAAP adjustments (4)	(0.09)		(0.09)	(0.11)
Non-controlling interest (5)	(0.01)		(0.01)	(0.01)
Total adjustments	0.55		0.55	0.63
Adjusted EPS (Non-GAAP)	$2.56	to	$2.66	$2.07
Shares used in computing adjusted earnings per common share			72.5	73.1

(1)Represents share-based compensation, the elimination of non-cash equity earnings from the Company's 19.99% equity investment in CONTADO, net of dividends received, severance and other adjustments to reconcile GAAP EPS to Non-GAAP EPS.
(2)Represents depreciation and amortization expenses amounts generated as a result of the Merger and intangibles related to acquisitions.
(3)Represents non-cash amortization of the debt issue costs, premium and accretion of discount.
(4)Represents income tax expense on non-GAAP adjustments using the applicable GAAP tax rate (anticipated at approximately 13% to 14%).
(5)Represents the 35% non-controlling equity interest in Evertec Colombia net of amortization for intangibles created as part of the purchase.